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                         BATCHER, ZARCONE & BAKER, LLP
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                                Attorneys at Law


SOUTH BAY OFFICE                                              KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                  kbatcher@bzblaw.com
BONITA, CALIFORNIA 91902                                        -------------
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                                February 8, 2006

Mr. Greg Fedun, President
Shadow Marketing Inc.
1823 W. 7th Avenue, Suite 210
Vancouver, B.C. V6J 5K5


Re:      Legal Opinion Pursuant to SEC Form SB-2
         Registration Statement - Shadow Marketing Inc.

Dear :

        At your request, we are rendering this opinion in connection with a proposed sale by 33 individual shareholders (the "Selling Shareholders"), of Shadow Marketing Inc. (the "Company") of up to 3,445,000 shares of common stock, $ par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

         I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of law, including without limitation, the statutory provisions, all applicable provisions of the constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Pursuant to ss.228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered. Based on such examination and the applicable laws of the State of , I am of the opinion that 3,445,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable. I am also of the opinion that the Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

                                                  Regards,
                                                  BATCHER ZARCONE & BAKER, LLP

                                                  /s/ Karen A. Batcher

                                                  Karen A. Batcher, Esq.


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